Exhibit 10.37

                               SIXTH AMENDMENT TO
                              AMENDED AND RESTATED
                              REDEMPTION AGREEMENT
                              --------------------
                    (as amended and restated through 6/13/01)


     This SIXTH AMENDMENT to the REDEMPTION AGREEMENT dated November 1, 1996, originally by and between DEBORA BAINBRIDGE PHILLIPS and SPECTRUM NATURALS, INC., a California corporation (the "Spectrum"), and amended as provided in that FIRST AMENDMENT TO REDEMPTION AGREEMENT dated September 11, 1998, that SECOND AMENDMENT TO REDEMPTION AGREEMENT dated June 29, 1999, that THIRD AMENDMENT TO REDEMPTION AGREEMENT dated July 9, 1999, that FOURTH AMENDMENT TO REDEMPTION AGREEMENT dated July 12, 1999, and that FIFTH AMENDMENT TO REDEMPTION AGREEMENT dated October 6, 1999, is hereby made by and between Debora Bainbridge Phillips ("Seller"), Spectrum Organic Products, Inc. (the "Corporation") and Jethren P. Phillips ("Guarantor") effective June 13, 2001.



                                    RECITALS:
                                    ---------

     WHEREAS Seller was the owner of a 50% interest in all of the outstanding shares of Spectrum by virtue of her community property interest in said shares with the sole shareholder of record of Spectrum, JETHREN PH1LLIPS; and

     WHEREAS FURTHER such 50% interest comprised 5,000 shares of the common stock of Spectrum;

     WHEREAS FURTHER on November 1, 1996 Seller sold all of her shares in Spectrum and Spectrum purchased all of her shares in Spectrum pursuant to this REDEMPTION AGREEMENT;

                                       1.

     WHEREAS FURTHER the terms of this REDEMPTION AGREEMENT have been amended by the parties over the years to increase the bonus payment (FIRST AMENDMENT), to revise the payment schedule, increase the interest rate, accommodate the merger of Spectrum Naturals, Inc. with and into Organic Food Products, Inc. closed October 6, 1999 with a merger effective date of October 20, 1999, (the "Merger") and advance certain payments under Sections 11 and 12 (the SECOND AMENDMENT), to subordinate the amounts owed hereunder to the National Bank of the Redwoods (the "Bank") (the THIRD AMENDMENT), to subordinate the amounts owed hereunder to the California Economic Development Lending Initiative (the "Lender") (the FOURTH AMENDMENT), to subordinate the amounts owed hereunder to Wells Fargo Business Credit, Inc. (the FIFTH AMENDMENT), and to further revise the payment schedule (the FIFTH AMENDMENT);

     WHEREAS FURTHER, the parties desire to further revise the payment schedule hereunder and to acknowledge the change in name of Organic Food Products, Inc. to Spectrum Organic Products, Inc. and to consolidate and restate the terms of this and all prior amendments;

     The parties therefore agree as follows:

     1. Purchase Price. The Seller hereby sells and delivers to Spectrum and Spectrum hereby purchases from Seller, 5,000 shares of common stock of Spectrum for the sum of $1,621,716.00, subject to adjustment as hereinafter provided in this Agreement.

     Seller and Spectrum shall direct that the cancelled share certificate representing 5,000 shares of Spectrum's common stock held by Belden, Abbey, Weitzenberg & Kelly, or their successor, shall be delivered to Corporation, as the successor to Spectrum.

                                       2.

     The Pledge Agreement previously executed by the parties shall be cancelled and all references to the Pledge Agreement in the Redemption Agreement, the Promissory Note and the Guaranty Agreement shall be eliminated.

     2. Manner of Payment. Corporation as successor to Spectrum shall pay the Seller for her shares by delivering to the Seller an Amended and Restated Promissory Note made by the Corporation, and dated as of the date hereof, in the form of Exhibit "A" attached hereto and by this reference incorporated herein, in replacement of all Note(s) previously issued pursuant to this Agreement, which previous Note(s) shall be marked "Cancelled and Reissued" and returned to the Corporation. The original Promissory Note had a principal balance of $1,621,716.00 and bore interest at the rate of 7.8167% per annum for the first six months, 8% per annum for the next eighteen months, thereafter 10% per annum until June 29, 1999, and from and after June 29, 1999, 12% per annum, with monthly payments of interest only on the principal balance from time to time outstanding payable on the 5th of each month. Principal has been and hereafter shall be paid as follows:


          $121,716 on November 5, 1999;

          monthly installments of $25,000 on the 5th day of each month commencing December 5, 1999 through May 5, 2000;

          monthly installments of $37,500 on the 5th day of each month commencing June 5, 2000 through November 5, 2000;

          monthly installments of $31,250 on the 5th day of each month commencing December 5, 2000 to May 5, 2001;

          monthly installments of $15,625 on the 20th day of each month commencing June 20, 2001 through June 20, 2002; and

          monthly installments of $31,250 on the 20th day of each month commencing July 20, 2002 until all principal is paid in full.

                                       3.

     Said Note shall further contain a late penalty of 1% of any payment not made within 5 days of its due date. There shall be no pre-payment penalty. Said Promissory Note shall be personally guaranteed by Jethren Phillips in a form substantially similar to Exhibit "A-1" attached hereto.

     3. Security for the Promissory Note.

     The Promissory Note shall be secured by a collateral assignment of a life insurance policy on the life of Jethren Phillips in an amount not less than 110 percent of the principal balance of the Promissory Note from time to time outstanding, which collateral assignment shall provide that the full proceeds thereof shall be applied, at the option of payee, to satisfaction of said Promissory Note. Any such policy shall provide for 30 days prior written notice to assignee before cancellation or material change in coverage.

     The Corporation shall reserve for future issuance a number of shares of the Corporation's common stock equal to (i) the unpaid principal and interest due under the Promissory Note from time to time, divided by (ii) 90% of the mean between the then current bid and ask price for the Corporations stock, as reported on the NASD Bulletin Board.

     If the Corporation defaults in the payment of any sums due under the Promissory Note and such default continues unremedied beyond any cure period provided in said Promissory Note, then at Seller's request and at Seller's option, a certificate issued in the name of Seller representing a number of shares of the Corporation common stock equal to the amount due and payable under the Promissory Note divided by 90% of the mean between the bid and ask price for the 10 trading days preceding the default, as reported on the NASD Bulletin Board, shall be delivered by the Corporation to Seller in payment of such defaulted amounts against delivery of (i) appropriate documentation reflecting the cancellation of the portion of the debt for which the shares were issued,

                                       4.

and (ii) appropriate investment letters and other documentation necessary to comply as a private placement under federal and state securities laws for the issuance of the shares or, at Seller's request, the Corporation shall file an application for permit under the California corporate securities laws and request a fairness hearing pursuant to Section 25142 of the California Corporations Code to secure a federal exemption from the Securities Act of 1933 pursuant to Section 3(a)(l0). In the event of default, Seller shall have the right to pursue all rights under the Guaranty Agreement for amounts which are due and owing under the Promissory Note and for which Seller has not received payment in stock.

     4.-6. [Eliminated by prior amendments].

     7. General Release -- Resignation. At the original Closing on November 1, 1996, Spectrum delivered to Seller an unconditional general release and the Seller delivered to Spectrum a general release which excepts therefrom Spectrum's/the Corporation's obligations hereunder. Seller submitted a resignation, if applicable, as an officer and director of Spectrum.

     8. Representations of Seller. The Seller represents and warrants that she is the owner, free and clear of any encumbrances, of all of the shares in Spectrum sold and delivered by her hereunder. Seller is not aware of, nor has Seller incurred, any obligation in the name of Spectrum other than in the ordinary course of business and as disclosed on the financial books and records of Spectrum.

     9. Representations of the Corporation. Corporation represents and warrants that the execution and delivery of this Agreement by it has been duly authorized by proper corporate action, that the Promissory Note delivered by it to the Seller constitutes a valid binding and enforceable obligation of the Corporation in accordance with its terms and that the Corporation presently complies with all provisions of the California Corporation's Code in conjunction with the redemption called for hereunder.

                                       5.

     10. Closing. Nothing contained in this Agreement, nor any actions taken hereunder, shall in any way change the character of any property of the parties as between separate or community nor shall any payments made or actions taken affect in any way any marital property rights, including the right to support, that the parties may otherwise have.

     11. Adjustments for Taxes. It is contemplated between the parties to this Agreement that this redemption shall not be a taxable event for federal or California state income tax purposes. If at any time it shall be determined that a liability exists on the part of Seller for the payment of state or federal income taxes due to payments received pursuant to this Redemption Agreement, then in addition to the amount to be paid under the Promissory Note, the Corporation shall pay to Seller, in cash, an amount equal to any such additional state and/or federal income tax imposed on the payments made hereunder. Said payment shall be made within 60 days of assessment by such taxing entity of such additional tax due upon Seller. In the event the Corporation desires to contest the validity of such assessment, Corporation may do so at its sole cost and expense, and Seller agrees to cooperate in all reasonable respects in pursuing such process. During any such contest or appeal, Corporation shall either arrange for a stay of enforcement of any tax assessed or pay such assessed tax but in the event of success on such appeal shall be entitled to a refund of any such tax paid. The sums to be paid pursuant to this provision shall include all interest and penalties, if any, imposed in such assessment.

     12. Bonus Payment. After payment of all sums under the Promissory Note, without the claim for taxes by any taxing agency occasioned thereby, Seller shall also be entitled, in addition to all other sums called for under the Promissory Note or under this Agreement, to a bonus payment of $613,284.OO.

                                      6.

Such contingent payment without interest, shall be payable, in cash, and shall be due December 31 of the fourth calendar year following the year in which the State and Federal Income Tax returns which reflect the last payment made under the Promissory Note or under this Agreement. By way of example, if the last payment is made in 2002 and the tax return reflecting such payment, after extension, is filed October 15, 2003, the payment will be due December 31,2007.

     12A. The amounts owing under the foregoing Sections 11 and/or 12 shall be reduced by the $100,000 paid by the Corporation to Seller in connection with the SECOND AMENDMENT.

     13. Arbitration. Any controversy under this Agreement shall be settled by arbitration under the Commercial Rules of the American Arbitration Association to be administered through the San Francisco, California office. Any arbitration will be held in Sonoma County, California.

     14. Modification. This Agreement may not be modified or terminated orally and no modification or termination, shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

     15. Binding Effect. This Agreement shall be bind and inure to the benefit of the parties hereto, their personal representatives, successors and assigns.

     16. Entire Agreement. This Agreement supersedes all prior agreements between the parties relating to this subject matter, provided, however that this Agreement is entered into and conditioned upon dissolution of marriage proceedings between Jethren Phillips and Debora Phillips and it is further contemplated that this Agreement, either in this form or, in substance, will be incorporated into a Marital Settlement Agreement or other orders of the court in conjunction with said dissolution of marriage proceeding:

                                       7.

     17. California Law. This Agreement shall be construed in accordance with the laws of the State of California.

     18. Attorneys Fees. In the event of litigation or arbitration to interpret or enforce the terms of this Agreement, the prevailing party will be entitled to their reasonable attorneys' fees and costs.

     19. Obligations of Corporation.

         (a) So long as the Promissory Note remains outstanding, Seller shall receive, at least quarterly, financial statements of Corporation.

         (b) Corporation shall indemnify, defend and hold Seller harmless from all debts, claims or liabilities arising from the transaction of business affairs by Corporation.

         (c) Seller shall be removed from all corporate obligations and guarantees of corporate obligations, except for S.B.A. guarantees if not possible, provided however that all efforts will be made to attempt such removal from the S.B.A.. guarantee. Corporation agrees to indemnify, defend and hold Seller harmless (including attorneys' fees) from any claim arising from any corporate obligations and/or guarantees of corporate obligations.

         20. The obligations of the Corporation under this Redemption Agreement, as amended, and the Promissory Note, as amended and restated, shall continue to be guaranteed by Guarantor under the Guarantee Agreement.

                                       8.

     Executed as of this 13th day of June 2001, at Santa. Rosa, California



                                            SPECTRUM ORGANIC PRODUCTS, INC.
                                            a California corporation


                                            By:  /s/  Jethren P. Phillips
                                               --------------------------------
                                                      Jethren P. Phillips

                                                   "Corporation"


                                            /s/
                                            -----------------------------------
                                                 DEBORA BAINBRIDGE PHILLIPS

                                                   "Seller"



                                            /s/  Jethren P. Phillips
                                            -----------------------------------
                                                 Jethren P. Phillips, as
                                                 Guarantor


                                       9.

                              AMENDED AND RESTATED
                              --------------------
                                 PROMISSORY NOTE
                                 ---------------

June 13, 2001

Santa Rosa, California



For value received, receipt of which is hereby acknowledged, Spectrum Organic Products, Inc., a California corporation, hereby promises to pay to Debora Bainbridge Phillips, or order, at such place as designated by the holder hereunder, the principal sum of $937,500 together with. interest thereon as hereinafter provided and in installments as hereinafter provided.

     This Amended and Restated Promissory Note has been issued pursuant to the Redemption Agreement dated November 1, 1996, as amended through the date hereof, and represents the unpaid principal due under the Promissory Note called for under such Agreement. The outstanding principal balance hereunder shall bear interest at the rate of 12% per annum. Interest on the principal balance from time to time outstanding shall be paid in monthly installments of interest only on the 5th of each month. In addition to said interest payments, principal shall be paid in installments as follows:


          monthly installments of $15,625 on the 20th day of each month commencing June 20, 2001 through June 20, 2002; and

          monthly installments of $31,250 on the 20th day of each month commencing July 20, 2002 until all principal is paid in full.

     In the event that any payment of principal or interest shall not be made within five (5) days of its due date, there shall also be due a late payment fee equal to one percent of the payment of principal or interest not made when due. This Promissory Note may be prepaid in whole or in part at any time without penalty.

                                       10.

     Presentment and demand for payment, notice of dishonor, protest and notice of protest are hereby waived.

     All payments shall be in lawful money of the United States. Any payment received shall be applied first to interest outstanding and then to reduction of principal. In the event that (i) any payment of principal or interest shall not be made when due and a period of ten (10) days shall have passed from written notice of such nonpayment without cure, or (ii) the corporation or the guarantor shall fail to comply with any material non-monetary terms and conditions of the Redemption Agreement or the Guaranty and a period of 30 days shall have passed from written notice of such failure without cure, then the holder of this Note may, without further notice, declare the entire principal and interest due and payable.

     In the event that any action is initiated to enforce or interpret the terms of this Agreement, and the prevailing party of such litigation shall be entitled to recover, as an element of cost of such a litigation, the reasonable attorneys' fees.

     This Note is personally guaranteed by Jethren Phillips.

     Any default under the terms of the Redemption Agreement dated November 1, 1996, as amended through June 13, 2001, pursuant to which this Note is issued or personal Guaranty of Jethren Phillips shall also constitute a default under this Promissory Note and a default hereunder shall, likewise, constitute a default under said agreements.

     This Promissory Note is a medium for investment and a "security" within the meaning of the California Commercial Code ss. 8102 and is governed by Division 8 of the California Commercial Code.

                                      11.

     This Promissory Note is divisible into a class or series of obligations at the request of the holder.

     The transfer of this Promissory Note may be registered upon the books of the issuer.

     This Promissory Note is subject to a Subordination Agreement in favor of Wells Fargo Business Credit, Inc.

     Any notice to be given hereunder shall be deemed to be effective on the third day following deposit of such notice in the United States mail postage prepaid, first-class, return receipt requested and directed to parties at the addresses set forth below:

                         Spectrum Organic Products, Inc.
                               133 Copeland Street
                               Petaluma, CA 94952

                           Debora Bainbridge Phillips



                                            Spectrum Organic Products, Inc.



                                            By:  /s/  Jethren P. Phillips
                                               --------------------------------
                                                      Jethren P. Phillips


                                       12.

                              AMENDED AND RESTATED
                              --------------------
                                 PROMISSORY NOTE
                                 ---------------


June 13, 2001

Santa Rosa, California



For value received, receipt of which is hereby acknowledged, Spectrum Organic Products, Inc., a California corporation, hereby promises to pay to Debora Bainbridge Phillips, or order, at such place as designated by the holder hereunder, the principal sum of $937,500 together with interest thereon as hereinafter provided and in installments as hereinafter provided.

     This Amended and Restated Promissory Note has been issued pursuant to the Redemption Agreement dated November 1, 1996, as amended through the date hereof, and represents the unpaid principal due under the Promissory Note called for under such Agreement. The outstanding principal balance hereunder shall bear interest at the rate of 12% per annum. Interest on the principal balance from time to time outstanding shall be paid in monthly installments of interest only on the 5th of each month. In addition to said interest payments, principal shall be paid in installments as follows:


          monthly installments of $15,625 on the 20th day of each month commencing June 20, 2001 through June 20, 2002; and

          monthly installments of $31,250 on the 20th day of each month commencing July 20, 2002 until all principal is paid in full.

     In the event that any payment of principal or interest shall not be made within five (5) days of its due date, there shall also be due a late payment fee equal to one percent of the payment of principal or interest not made when due. This Promissory Note may be prepaid in whole or in part at any time without penalty.

                                       1.

     Presentment and demand for payment, notice of dishonor, protest and notice of protest are hereby waived.

     All payments shall be in lawful money of the United States. Any payment received shall be applied first to interest outstanding and then to reduction of principal. In the event that (i) any payment of principal or interest shall not be made when due and a period of ten (10) days shall have passed from written notice of such nonpayment without cure, or (ii) the Corporation or the guarantor shall fail to comply with any material non-monetary terms and conditions of the Redemption Agreement or the Guaranty and a period of 30 days shall have passed from written notice of such failure without cure, then the holder of this Note may, without further notice, declare the entire principal and interest due and payable.

     In the event that any action is initiated to enforce or interpret the terms of this Agreement, and the prevailing party of such litigation shall be entitled to recover, as an element of cost of such a litigation, the reasonable attorneys' fees.

     This Note is personally guaranteed by Jethren Phillips.

     Any default under the terms of the Redemption Agreement dated November 1, 1996, as amended through June 13, 2001, pursuant to which this Note is issued or personal Guaranty of Jethren Phillips shall also constitute a default under this Promissory Note and a default hereunder shall, likewise, constitute a default under said agreements.

     This Promissory Note is a medium for investment and a "security" within the meaning of the California Commercial Code ss. 8102 and is governed by Division 8 of the California Commercial Code.

                                       2.

     This Promissory Note is divisible into a class or series of obligations at the request of the holder.

     The transfer of this Promissory Note may be registered upon the books of the issuer.

     This Promissory Note is subject to a Subordination Agreement in favor of Wells Fargo Business Credit, Inc.

     Any notice to be given hereunder shall be deemed to be effective on the third day following deposit of such notice in the United States mail postage prepaid, first-class, return receipt requested and directed to parties at the addresses set forth below:

                         Spectrum Organic Products, Inc.
                               133 Copeland Street
                               Petaluma, CA 94952

                           Debora Bainbridge Phillips



                                            Spectrum Organic Products, Inc.



                                            By:  /s/  Jethren P. Phillips
                                               --------------------------------
                                                      Jethren P. Phillips


                                       3.